CONTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of the 3rd day of November, 1997, between COBB-POWERS FERRY/SOUTHSIDE ASSOCIATES, L.P., a Georgia limited partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                                    Background

         Seller owns a shopping center in Marietta, Cobb County, Georgia, known as "Delk Spectrum Shopping Center". The Shopping Center contains approximately _________ square feet of leasable store area on approximately ______ acres of land. Buyer intends to acquire or to form a limited partnership (the "Acquiring Partnership") to acquire the Shopping Center, and Seller is willing to contribute the Shopping Center to the Acquiring Partnership in exchange for cash and partnership units in the Acquiring Partnership, as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to contribute the Property to the Acquiring Partnership and Buyer agrees to cause the Acquiring Partnership to acquire the Property, on and subject to the following terms and conditions:

                                                  1.  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 Agreement means this agreement as it may be amended in writing from time to time.

         1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

         1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit .

         1.4 Buyer means RRC Acquisitions, Inc., its designees, successors and assigns, including without limitation Acquiring Partnership.

         1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale or exchange of the Shopping Center.

         1.6 Closing Date means the date which is the eleventh (11th) business day following the end of the Inspection Period.


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         1.7 Contracts means all service  contracts and agreements  affecting or pursuant to which persons furnish services to or for the benefit of the Property or enumerated on Exhibit attached hereto.

         1.8   Day means a calendar day, whether or not the term is capitalized.

         1.9 Earnest Money Deposit means the deposits delivered by Buyer to Escrow Agent under Sections and of this Agreement, together with the earnings thereon, if any.

         1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         1.11 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

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     1.12     Escrow Agent means Chicago Title Insurance Company, whose address is 5775-C Peachtree-Dunwoody Road, Suite 200, Atlanta, Georgia 30342 (Attn: Ms. Linda Andreozzi) (Fax 404/303-6307), or any successor Escrow Agent.

         1.13  Governmental  Approval  means  any  permit,  license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

         1.14 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

         1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

         1.16   Improvements   means  all   buildings,   structures   and  other
improvements situated on the Real Property.

         1.17 Inspection Period means the period of time which expires at midnight on the forty-fifth (45th) day following the full execution hereof by Seller and Buyer and delivery of an executed counterpart to Escrow Agent.

         1.18 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

         1.19 Materials means all right, title and interest of Seller, if any, in and to all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

         1.20     Nationwide means Nationwide Life Insurance Company.

         1.21 Partnership Agreement means generally the form of Agreement of Limited Partnership for the Acquiring Partnership attached hereto as Exhibit , the specific terms of which are to be negotiated by Seller and Buyer during the Inspection Period.

         1.22 Partnership Units means units representing limited partnership interests in the Acquiring Partnership.

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         1.23 Permitted Exceptions,  when referring to the Property,  means only the following interests, liens and encumbrances:

          (a)      Liens for ad valorem taxes not payable on or before Closing;

                  (b) Deed to Secure Debt dated April 9, 1992 from Seller to Nationwide, securing a note of even date therewith in the face amount of $9,000,000.00, (the "Surviving Mortgage"), recorded in Deed Book 6582, Page 0001 of the Cobb County, Georgia, Records.

                  (c)      Rights of tenants under Leases; and

                  (d) Other matters determined by Buyer to be acceptable.

         1.24 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

         1.25 Property means collectively the Real Property, the Improvements and the Personal Property.

         1.26 Purchase Price means the consideration agreed to be paid by Buyer for the acquisition of the Shopping Center, either in the form of cash or partnership units in the Acquiring Partnership, as set forth in Section .

         1.27 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

         1.28 Redemption Agreement means generally the form of Redemption Agreement for the Partnership Units attached hereto as Exhibit , the specific terms of which are to be negotiated by Seller and Buyer during the Inspection Period.

         1.29 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

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         1.30 Rent Roll  means the list of Leases  attached  hereto as Exhibit , identifying with particularity the space leased by each tenant, the term (including extension options), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

         1.31 Seller means Cobb-Powers Ferry/Southside Associates, L.P., a Georgia limited partnership.

         1.32 Seller Financial Statements means the profit and loss statements of Seller concerning the Property as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income and expense for the Property, audited if audits have been made, and in any event consistent with the accounting principles utilized by Seller in its regular annual financial reporting, for each month beginning after the latest of such calendar years, and ending prior to Closing.

         1.33 Shopping Center means Delk Spectrum Shopping Center in its entirety, as identified on the initial page hereof.

         1.34 Survey means a map of a stake survey of the Property and Improvements which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer and the Title Insurance company providing Title Insurance to Buyer and dated as of the date the Survey was made.

         1.35 Tenant Estoppel Letter means a letter or other certificate from a tenant of the Shopping Center, addressed to Buyer, certifying as to certain matters regarding such tenant's Lease, in substantially the same form as that attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer.

         1.36 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

         1.37 Title Insurance means an ALTA Form B Owners Policy of Title Insurance in the amount of the Purchase Price, insuring marketable title to the Property in Buyer or Acquiring Partnership, as the case may be, in fee simple, as of the Closing Date, subject only to the Permitted Exceptions, issued by Chicago Title Insurance Company.

         1.38 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

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                                          2.  PURCHASE PRICE AND PAYMENT

         2.1      Purchase Price; Payment.

                  (a) Purchase Price and Terms. The Purchase Price for the Property is $13,415,139, less the principal balance of the Surviving Mortgage, payable by exchanging for the Property Partnership Units in the Acquiring Partnership having an aggregate value equal to the Purchase Price, adjusted by the allocations and adjustments provided herein. The number of Partnership Units to be issued to Seller shall be established by dividing such adjusted Purchase Price by the average closing price of a share of the common stock of Regency Realty Corporation, a Florida corporation ("Regency"), over the twenty trading days immediately preceding Closing on the New York Stock Exchange (or the exchange or quotation system on which the common stock of Regency is then listed for trading).

                  (b) Closing Allocations. There shall be prorated as of the Allocation Date, all cash receipts and expenditures of the Property for the month in which the Closing occurs, interest on the Surviving Mortgage, ad valorem real and personal property taxes and other items of income and expense which would customarily be prorated, all as of midnight on the Allocation Date. Any escrow deposits held by the holder of the Surviving Mortgage shall be credited to Seller and transferred to Buyer at Closing.

                  (c) Post-Closing Receipts and Expenses. Seller shall reimburse Buyer for expenses of the Property which are billed or discovered after Closing and paid by Buyer, but which cover periods ending on or prior to the Allocation Date, and Buyer shall pay to Seller any rents, percentage rents or tenant reimbursements paid to Seller after the Allocation Date but which are applicable to periods on or prior to the Allocation Date within thirty (30) days after receipt or billing by Buyer. Seller shall have no obligation to collect delinquencies, but should it collect any delinquent rents or other sums which cover periods prior to the Allocation Date and to which Seller shall be entitled but for which it shall have received no distribution or other credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer shall retain any rents, percentage rents or tenant reimbursements received after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods.

                  (d) Partnership Agreement of Acquiring Partnership. During the Inspection Period Buyer and Seller shall agree upon the final provisions of the Partnership Agreement and the Redemption Agreement. It is intended that Buyer (or its affiliate) shall be the general partner and that Seller shall be the sole limited partner of the Acquiring Partnership. Buyer (or its affiliate) shall have full, exclusive and complete authority and discretion to manage and control the business of Acquiring Partnership and shall make all decisions affecting the business of such Acquiring Partnership. Under the terms of the Redemption Agreement Seller, as the limited partner of Acquiring Partnership, shall have the right at any time beginning on the first anniversary of the Closing to require the Acquiring Partnership to acquire all of its Partnership Units in the Acquiring Partnership in exchange for common stock of Regency on the basis of one Regency share for each unit exchanged (the "Put Price"), provided that such shares shall have such restrictions as are agreed upon in the Redemption Agreement. If such exercise results in a fractional share, the Acquiring Partnership shall pay cash in lieu thereof in an amount equal to such fraction multiplied times the average closing price of the shares during the twenty (20) business days preceding the date of Seller's notice. The Acquiring Partnership may elect to pay the Put Price in cash instead of shares with respect to all or any portion of the units to be exchanged. The Redemption Agreement will also contain provisions (i) dealing with the general partner's obligation to retain for a period not less than ten
(10) years after Closing, secured debt encumbering the Property initially not less than the outstanding balance of the Surviving Mortgage, amortizing thereafter at the same rate as the Surviving Mortgage (as if there were no balloon), and (ii) restricting the Acquiring Partnership from disposing of the Property (other than by a "section 1031 exchange" or similar transaction) for a period not less than ten (10) years after Closing, provided in the case of either (i) or (ii) Seller retains no less than fifty percent (50%) in the aggregate of the Partnership Units in the Acquiring Partnership which are originally issued to Seller at Closing.

                  (e) Compliance with Surviving Mortgage. Seller shall keep the Surviving Mortgage in good standing, without default, during the pendency of this Agreement.

         2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $10,000 shall be delivered to Escrow Agent within three (3) business days after full execution of this Agreement by the parties. The Escrow Agent shall invest the Earnest Money Deposit in an interest bearing account at First Union National Bank. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit shall be returned to Buyer at Closing or in the case of a cash purchase, credited against the Purchase Price and delivered to Seller.

         2.3      Closing Costs.

                  (a)      Seller shall pay:

             (1) Transfer taxes imposed upon the transactions contemplated hereby, if any;

              (2) Costs, if any, of curing title defects and recording any curative title documents;

           (3) That portion of the transfer fee, if any, and out of pocket costs and expenses of Nationwide, such as attorneys fees, charged to the borrower by Nationwide in connection with this transaction not paid by Buyer as provided below; and

                           (4) Costs and fees of their respective counsel.

                  (b)      Buyer shall pay:

                           (1)      Cost of Buyer's due diligence inspection;

               (2) Costs of a Phase 1 environmental site assessment to be obtained by Buyer;

                           (3)      Cost of a Survey of the Property;

            (4) Cost of title insurance and the cost of recording the deed and the partnership certificate of the Acquiring Partnership;

                           (5)      Cost of creating the Acquiring Partnership;

          (6) $45,000 of the aggregate of the transfer fee, if any, and out of pocket costs, such as attorneys fees, charged to the borrower by Nationwide in connection with this transaction;

                     (7) Brokerage commissions to Ben Carter Associates in connection with this transaction, up to a maximum of one and one-half percent (1.5%)of the Purchase Price; and

                           (8)      Buyer's attorneys' fees.

         2.4 Lease to Seller. At Closing Seller and Buyer will execute a lease on Buyer's standard form lease pursuant to which Buyer will lease to Seller certain storage space at the rear of the Shopping Center currently being used by Seller. The term of such lease will be five (5) years, subject to early termination (i) by Seller on thirty (30) days prior written notice; and (ii) by Buyer (A) if Buyer determines in good faith that it needs the leased premises for expansion space in the Shopping Center for an existing or new tenant into space contiguous to the leased premises, upon ninety (90) days prior written notice (Buyer agreeing to give Seller prompt notice of the commencement of substantive negotiations concerning such expansion); or (B) after the completion of the second lease year, upon one (1) year(s) prior written notice with or without cause. While there will be no rent or passthroughs payable by the Seller as tenant under the lease, the other usual provisions of Buyer's form lease will apply, to be negotiated during the Inspection Period.

                                         3.  INSPECTION PERIOD AND CLOSING

         3.1      Inspection Period.

                  (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their Leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, Buyer shall, prior to the close of business on the first (1st) business day following the expiration of the Inspection Period, increase the Earnest Money Deposit by an additional $140,000, which shall become a part of the Earnest Money Deposit for all purposes, none of which shall be refundable except upon the terms otherwise set forth herein.

                  (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and to all records of Seller related thereto, including without limitation all Leases, Seller Financial Statements and books and records of Seller, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews with tenants.

                  (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

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         3.2 Hazardous Material.  Buyer may order  environmental  assessments of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion, if requested by Seller. If any assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within the Inspection Period, that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer the Earnest Money Deposit.

         3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place on the Closing Date at the offices of Escrow Agent at 10:00 A.M.

                       4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

         Seller warrants and represents as follows as of the date of this Agreement and as of the Closing, and where indicated covenants and agrees as follows:

         4.1 Organization; Authority. Seller is duly organized as a Georgia limited partnership and is validly existing and in good standing under the laws of the state of Georgia. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

         4.2 Authorization; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by the directors and/or partners of Seller. This Agreement has been duly and validly executed and delivered by Seller and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

         4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

         4.4 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein.

         4.5 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller or the Property, except that which is in Seller's ordinary course of business and relates to tenants or insured liability claims.

         4.6 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications which may be entered into between the date of this Agreement and the Closing Date with the consent of Buyer, not to be unreasonably withheld, conditioned or delayed. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within three (3) days from the date hereof, are, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Except as contemplated by Section above, between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer, not to be unreasonably withheld, conditioned or delayed. All of the Property's tenant leases are in good standing and no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller or by any person acting on behalf of Seller (to the knowledge of Seller), other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

         4.7 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to Seller's pre-Closing books and records until six (6) months following Closing in order that they may verify the financial statements. If deemed necessary by Buyer, Seller agrees to execute and deliver to Buyer the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

         4.8 Contracts. Except for Leases and Permitted Exceptions, and the Contracts listed in Exhibit attached hereto, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written. All Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller will fulfill all of its obligations under all Contracts, and will not terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer, not to be unreasonably withheld, conditioned or delayed.

         4.9 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller will keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller will make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Casualty and liability insurance on the Property shall continue to be maintained as it is presently being maintained.

         4.10 Surviving Mortgage. The outstanding principal balance under the Surviving Mortgage is $____________ as of the date hereof, and no default exists thereunder. Interest has been paid through September 30, 1997. Seller shall keep the Surviving Mortgage current and in good standing throughout the pendency of this Agreement and if necessary shall obtain the consent of Nationwide to the transaction contemplated hereby prior to the end of the Inspection Period. The transfer required by the Surviving Mortgage does not exceed one percent (1.0%) of the outstanding principal balance secured by the Surviving Mortgage.

         4.11 Permits and Zoning. There are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller or to any managing agent of the Shopping Center by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued. The Shopping Center is properly zoned for its present uses. There are no outstanding assessments, impact fees or similar charges related to the Property.

         4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all respects. Seller agrees to use reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall be otherwise acceptable to Buyer in all respects.

         4.13 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

         4.14 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer. Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. All sales tax for periods occurring prior to the Allocation Date shall be remitted by Seller or the managing agent of the Shopping Center directly to the appropriate state department of revenue.

         4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, governmental body or agencies, or rating bureaus requiring or recommending any repairs or work to be done on the Property which have not already been completed.

         4.16     Environmental Matters.

            (a)      Seller represents and warrants as of the date hereof that:

              (1) Seller has not, and has no actual knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity;

          (2) To the best of Seller's knowledge, (i) the Property does not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) drycleaning plant or other facility using drycleaning solvents, except as reflected on the Rent Roll; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law, and (ii) the Property is not a site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law; and

          (3) There are to the best of Seller's knowledge no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of persons.

                  (b) Seller shall indemnify, hold harmless, and hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this Section of this Agreement. This indemnity shall survive Closing for a 180 day period and shall be in addition to any other indemnities contained in this Agreement.

         4.17 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority;

(b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller or the Property may be bound (including without limitation the Surviving Mortgage, provided that the holder of the Surviving Mortgage consents to the transaction contemplated hereby); or
(d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller or the Property.

         4.18 Commissions. Seller has not dealt with nor has any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transactions provided herein except Ben Carter Associates, whose commission shall be paid by Buyer. Seller agrees to indemnify Buyer from any other such claim arising by, through or under Seller.

                         5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

         Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Buyer have been duly authorized to do so. Buyer is a wholly owned subsidiary of Regency Realty Corporation, a Florida corporation ("Regency"), whose common shares are traded on the New York Stock Exchange. The authorized capital stock of Regency consists of (i) 150,000,000 shares of Common Stock, (ii) 10,000,000 shares of special Common Stock, $0.01 par value, and (iii) 10,000,000 shares of preferred stock, $0.01 par value. As of October 23, 1997, there were 23,256,433 shares of Common Stock issued and outstanding, and 2,500,000 shares of Special Common Stock in the form of Class B Non-voting Common Stock, par value $0.01 issued and outstanding. The Class B Common Stock is held by a single investor and is convertible in stages beginning in December, 1998, into a total of 2,975,468 shares of Common Stock.

         5.2 Authorization; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by the directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

         5.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (a) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority other than the New York Stock Exchange if the transaction closes as an exchange for units in Acquiring Partnership; (b) conflict with or breach any provision of the organizational documents of Buyer;
(c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer.

         5.4 Commissions. Buyer has not dealt with nor has Buyer any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transactions provided herein except Ben Carter Associates, whose commission shall be paid by Buyer. Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

                                                 6.  RISK OF LOSS

         All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before Closing any material portion of the Property is damaged by fire or other casualty to the extent that the cost to repair such damage would exceed $100,000 and cannot be restored by the Closing Date, or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, or if any casualty or taking would permit a tenant to modify or terminate its obligations under its lease (including without limitation rent abatement or reduction), then Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

                  (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

                  (b) proceed with the purchase, in which event Buyer shall be entitled to all amounts due or collected under the insurance policies or as condemnation awards. In such event, the insurance deductibles, if any, shall be paid to Buyer at Closing.

Should a casualty occur prior to Closing, the cost to repair for which is $100,000 or less, and if such casualty would not permit any tenant to modify or terminate its lease as aforesaid, the transaction shall proceed to Closing, the proceeds of insurance shall be paid to Buyer and the Purchase Price shall be reduced by any deductible in effect.

                                                 7.  TITLE MATTERS

         7.1      Title.

                  (a) Title Insurance and Survey. Promptly after execution hereof, Buyer shall order a Title Insurance Commitment from Chicago Title Insurance Company and a Survey from a reputable surveyor familiar with the Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to close the transaction, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the transaction notwithstanding them.

                  (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

                                             8.  CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

                  (a)  Seller's  warranties  and   representations   under  this
Agreement shall be true and correct as of the Closing Date in all material respects, and Seller shall not be in default hereunder.

                  (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

                  (c) There shall have been no material adverse change in the Property, its operations or the Leases. A&P, Thrift Drug, Outback Steakhouse, Blockbuster Video, and no less than eighty percent (80%) of the other tenants by number in the Property shall be open for business at the Shopping Center and paying rent on a current basis.

                  (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, insuring Seller, subject only to Permitted Exceptions.

                  (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

                  (f) If applicable, Seller shall have executed the partnership agreement of the Acquiring Partnership.

                  (g)  Seller  shall  have   delivered  to  Buyer  or  Acquiring
Partnership the following in form reasonably satisfactory to Buyer:

                (1)   A limited warranty deed and bill of sale to the Property;

                         (2)  An  assignment  of  the  Leases   containing   the
customary
reciprocal indemnities;

                         (3) Originals,  if available, or if not, true copies of
the Leases and of
the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

                         (4) A  current  rent  roll  for all  Leases  in  effect
showing no changes
from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                         (5) All Tenant  Estoppel  Letters  obtained  by Seller,
which must
include A&P, Thrift Drug, Outback Steakhouse, Blockbuster Video, and no less than eighty percent (80%) of the other tenants by number who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects, provided that Buyer shall not unreasonably withhold such acceptance(s);

                         (6) The consent of Nationwide to this  transaction  and
an estoppel
letter from Nationwide to Buyer confirming the principal balance and outstanding accrued but unpaid interest under the Surviving Mortgage and any deposits held by Nationwide thereunder, and further confirming the non-default status and good standing of the Surviving Mortgage;

                         (7)  An  owner's  affidavit,   non-foreign  affidavits,
non-tax withholding
certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                         (8) The  originals  or copies of any real and  tangible
personal
property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

                         (9)   Appropriate   authorizing   affidavits  or  other
certifications of Seller
and/or its partners authorizing the transactions described herein;

                        (10)  All  keys  and  other   means  of  access  to  the
Improvements in the
possession of Seller or its agents;

                        (11)   Materials; and

                        (12) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

                  In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

                  (a)  Buyer's   warranties  and   representations   under  this
Agreement shall be true and correct as of the Closing Date in all material respects, and Buyer shall not be in default hereunder.

                  (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

                  (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                           (1) The Purchase Price, in accordance with Section ;

                           (2) Such other  documents  as Seller  may  reasonably
request to
effect the transactions contemplated by this Agreement.

                  (d) Nationwide shall have delivered its consent to this transaction, as contemplated above.

                  (e) If applicable, Buyer or its designee shall have executed the partnership agreement of the Acquiring Partnership.

                  In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                                         9.  PRE-CLOSING BREACH; REMEDIES

         9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance brought within ninety (90) days after the originally scheduled Closing Date; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

         9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

                                                10.  MISCELLANEOUS

         10.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

         10.2 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

         10.3 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

                  As to Seller:     Cobb-Powers Ferry/Southside Associates, L.P.
                                            Attention:  Henry Hirsch
                                            2700 Delk Road, Suite 100
                                            Marietta, Georgia  30067
                                            Facsimile: 770/952-5922

                  With a copy to:           Fine and Block
                                            Attention:  A.J. Block, Jr., Esq.
                                         2060 Mount Paran Road, N.W., Suite 106
                                            Atlanta, Georgia  30327
                                            Facsimile: 404/261-6960

                  As to Buyer:      RRC Acquisitions, Inc.
                                            Attention:  Robert L. Miller
                                            Suite 200, 121 W. Forsyth St.
                                            Jacksonville, Florida 32202
                                            Facsimile: 904/634-3428

                  With a copy to:      Rogers, Towers, Bailey, Jones & Gay, P.A.
                                            Attention:  William E. Scheu, Esq.
                                         1301 Riverplace Boulevard, Suite 1501
                                            Jacksonville, Florida 32207
                                            Facsimile: 904/396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

         10.4 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

         10.5 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.6 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

         10.7     Time of Essence.  Time is of the essence of this Agreement.

         10.8 Governing Law. This Agreement shall be governed by the laws of Georgia and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Cobb County, Georgia. Each party waives its right to jurisdiction or venue in any other location.

         10.9 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

         10.10 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

         10.11 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

         10.12 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

         10.13 Survival. The representations and warranties of Seller and Buyer shall survive the Closing for one hundred eighty (180) days. The post-Closing obligations of Seller and Buyer intended to be performed after the Closing shall survive the Closing and shall be performed as required by this Agreement.

         10.14 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:


                                                     RRC ACQUISITIONS, INC.,
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]             a Florida corporation
Name (Please Print)
Unofficial Witness
                                                     By:
                                                         Its:
[ - - - - - - - - - - - - - - ]
Name (Please Print)                                  Date:    November 3, 1997
Official Witness
                                              Tax Identification No. 59-3210155

                                                              "BUYER"

                                            COBB-POWERS FERRY/SOUTHSIDE
                                            ASSOCIATES, L.P., a Georgia limited
                                                     partnership

                                                     By Its General Partner:


[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]             a
Name (Please Print)
Unofficial Witness
                                                     By:
                                                         Its:
[ - - - - - - - - - - - - - - ]
Name (Please Print)                       Date:    ______________________, 1997
Official Witness
                                                     Tax Identification No.

                                                              "SELLER"




                                              JOINDER OF ESCROW AGENT


         1. Duties. Escrow Agent agrees to receive and hold the Earnest Money Deposit in trust, as provided in the foregoing Agreement, in an interest bearing account at a national bank acceptable to the parties, to be disposed of in accordance with the provisions of this joinder and Section of the foregoing Agreement.

         2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

         3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections and of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

         4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

         5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                                CHICAGO TITLE INSURANCE COMPANY


                                                     By:
                                                         Its Authorized Agent

                                                 Date:    ______________, 1997


                                                             "ESCROW AGENT"

                                                     EXHIBIT

                                            Audit Representation Letter


                                            --------------------------
                                           (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

         We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with the ordinary course of our business. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

         1. We have made available to you all financial records and related data for the period under audit.

         2. There are no known undisclosed:

                  a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

                  b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain Expenses.

                  c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

         3. There are no known undisclosed:

                  a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No. 5).

                  b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

                  d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

                  e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

         4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

         Further,   we  acknowledge   that  we  are  responsible  for  the  fair
presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

                                                     Very truly yours,

                                                     "Seller/Manager"


                                                     Name
                                                     Title

                                                     EXHIBIT

                                         Service Contracts and Agreements


                                    (To be furnished during Inspection Period)

                                                     EXHIBIT

                                     Form of Agreement of Limited Partnership

                                                     EXHIBIT

                                        Legal Description of Real Property

                                                     EXHIBIT

                            Form of Redemption Agreement for Partnership Units

                                                     EXHIBIT

                                                     Rent Roll

                                                     EXHIBIT

                                              Form of Estoppel Letter

                                            _____________________, 199_


         RE:      ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

         The undersigned (Tenant) has been advised that Regency Centers, Inc., or an affiliate, may acquire the above Shopping Center, and we hereby confirm to you that:

         1. The undersigned is a Tenant in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No.
         _____________ [or Address: ________________________________________],
        and containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has (not) been amended by amendment dated ________________________ (the "Lease").
              There are no other written or oral agreements between Tenant and
                  Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

         2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

         3.       As of _________________, monthly minimum rental is $__________
                  a month.

         4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $_________ per month for common area maintenance, property insurance and real estate taxes.

         5. Tenant has given [no security deposit] [a security deposit of $_________].

         6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

         7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

         8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

         10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

                                                     Very truly yours,
                                   -------------------------------------------
                                   ____________________________________(Tenant)

Mailing Address:
__________________                  By:________________________________________
                                       Its:_________________________________
----------------------------



wes\reg\delkspec\psa.new